UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2009

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia	1-7102	52-0891669
(state or other jurisdiction of	(Commission	(I.R.S. Employee
incorporation)	File Number)	Identification No.)

Woodland Park
2201 Cooperative Way
Herndon, VA	20171-3025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 709-6700
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On September 9, 2009, National Rural Utilities Cooperative Finance Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., RBS Securities Inc., UBS Securities LLC, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc. and Scotia Capital (USA) Inc., as representatives of the several underwriters named on Schedule I thereto, in connection with the issuance and sale of $250,000,000 aggregate principal amount of 2.625% Collateral Trust Bonds due 2012 (the “2012 Bonds”) and $250,000,000 aggregate principal amount of 3.875% Collateral Trust Bonds due 2015 (the “2015 Bonds”, and, together with the 2012 Bonds, the “Bonds”). The offering is expected to close on September 16, 2009.
     Copies of the Underwriting Agreement and the Forms of Global Certificate for the Bonds are filed as Exhibits 1.1, 4.1 and 4.2, respectively, and are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     The exhibits to this Current Report on Form 8-K are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
By:	/s/ Steven L. Lilly
Steven L. Lilly
Senior Vice President and Chief Financial Officer

Dated: September 16, 2009

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 9, 2009, by and among the Company, Deutsche Bank Securities Inc., RBS Securities Inc., UBS Securities LLC, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc. and Scotia Capital (USA) Inc., as representatives of the several underwriters named on Schedule I thereto.

4.1	Form of the Global Certificate for the 2012 Bonds.

4.2	Form of the Global Certificate for the 2015 Bonds.

5.1	Opinion of Hogan & Hartson LLP regarding legality of the Bonds.

8.1	Opinion of Hogan & Hartson LLP regarding certain tax matters in connection with the issuance and sale of the Bonds.

23.1	Consent of Hogan & Hartson LLP (included in Exhibits 5.1 and 8.1).